UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________________________________________________________

Date of Report (Date of earliest event reported): October 6, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 2 on Form 8-K/A amends and clarifies its current report on Form 8-K of Digital Power Corporation (the “Company”) originally filed with the Securities and Exchange Commission on October 12, 2017, as amended on November 6, 2017.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K is being filed to clarify the Current Report on Form 8-K originally filed by Digital Power Corporation (the “Company”) on October 12, 2017 (the “Original 8-K”), as amended on November 6, 2017 (the “Amended 8-K”), regarding the Company’s current board of directors and management and information initially reported under Item 5 of the Original 8-K.

As previously reported under Item 5 of the Original 8-K, the Company disclosed the resignation of Kristine Ault from, and the appointment of Jeff Bentz to, the board of directors. The Original 8-K also reported that on October 5, 2017, Mr. Amos Kohn resigned as Chief Financial Officer and Mr. William Horne was appointed as Chief Financial Officer. It was also reported that Mr. Horne had entered into an employment agreement and would receive certain compensation from the Company.

After filing of the Original 8-K, one of the Company’s law firms noted that the information contained in the Original 8-K regarding the change in directors and management was inconsistent with the information contained in the Company’s preliminary proxy statement on Schedule 14A, filed on September 28, 2017. The preliminary proxy statement was filed in connection with the Company’s annual meeting of shareholders to, among other proposals, seek re-election of the current board of directors.

After noting this discrepancy, the Company management, along with its outside legal counsel, internally discussed this inconsistency and alternatives and proposals available to the Company to address the issue. In considering its options, the Company noted that under NYSE American rules, the Company was required to hold an annual meeting of shareholders before the end of the year. After extended conversations with both of Company’s outside law firms during October of 2017, it was decided on October 23, 2017 that the Company would rescind its decision of October 5, 2017. It was also noted that none of the affected directors or ex-directors had filed Forms 3 and 4, and that the proposed employment agreement had not been entered into.

After the October 23, 2017 initial decision was made to rescind the proposed changes to its board and management, the Company was supposed to file a Form 8-K correcting and disclosing the rescission of the proposed director and management changes. Subsequent to the decision, there was further discussions and some disagreement between the firms and the Company as to its initial decision which, unfortunately, led to further delays in making the final decision and the Company did not file the clarifying Form 8-K until November 6, 2017.

The Company will be reviewing with its outside counsel and audit committee procedures and processes that can be improved upon so that the Company will in the future be more timely and correct in its disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGITAL POWER CORPORATION

Date: November 8, 2017	By:	/s/ Amos Kohn
Amos Kohn, President and Chief Executive Officer